                                                                    Exhibit 21.1
                              LIST OF SUBSIDIARIES
                              --------------------
                                       OF
                                       --
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                    -----------------------------------------


         SUBSIDIARY                                                             STATE OF
         ----------                                                             --------
                                                                                INCORPORATION
                                                                                -------------

  1.     Developers Diversified Finance Corporation                             Ohio

  2.     Developers Diversified of Alabama, Inc.                                Alabama

  3.     Community Centers One, L.L.C.                                          Delaware

  4.     Community Centers Two, L.L.C.                                          Delaware

  5.     Community Centers Three, L.L.C.                                        Delaware

  6.     Shoppers World Community Center, L.P.                                  Delaware

  7.     DD Community Centers One, Inc.                                         Ohio

  8.     DD Community Centers Two, Inc.                                         Ohio

  9.     DD Community Centers Three, Inc.                                       Ohio

 10.     Arizona Crossing Limited Liability Company                             Ohio
         (fka Arrowhead Crossing Company Ltd.)

 11.     Eastchase Market Inc.                                                  Ohio
         (dba Eastchase Market I, Inc. in Texas)

 12.     Eastchase Market L.P.                                                  Texas

 13.     Highland Grove Limited Liability Company                               Ohio

 14.     Maple Grove Crossing Limited Liability Company                         Ohio

 15.     Tanasbourne Town Center Limited Liability Company                      Ohio

 16.     Merriam Town Center Ltd.                                               Ohio

 17.     Macedonia Commons Ltd.                                                 Ohio

 18.     DOTRS Limited Liability Company                                        Ohio

 19.     Developers Diversified of Pennsylvania, Inc.                           Ohio

 20.     Pedro Community Centers, Inc.                                          Ohio

         SUBSIDIARY                                                             STATE OF
         ----------                                                             --------
                                                                                INCORPORATION
                                                                                -------------

 21.     DDRA Community Centers Four, L.P.                                      Texas

 22.     Foothills Towne Center II, Inc.                                        Ohio

 23.     Foothills Towne Center III, Inc.                                       Ohio

 24.     DDRC Great Northern Limited Partnership                                Ohio

 25.     Developers Diversified Cook's Corner LP                                Ohio

 26.     Developers Diversified Broadview Village LP                            Ohio

 27.     Developers Diversified Centennial Promenade LP                         Ohio

 28.     DDRC PDK Hagerstown LLC                                                Ohio

 29.     DDRC PDK Salisbury LLC                                                 Ohio

 30.     DD Development Company, Inc.                                           Ohio

 31.     Developers Diversified of Indiana, Inc.                                Ohio

 32.     DDR Nassau Park II Inc.                                                Ohio

 33.     DDR Nassau Pavilion Inc.                                               Ohio

 34.     Developers Diversified of Mississippi, Inc.                            Ohio

 35.     DDRC Michigan LLC                                                      Ohio

 36.     Coon Rapids Riverdale Village LLC                                      Ohio

 37.     DDR Nassau Pavilion Associates LP                                      Georgia

 38.     DDR Continental LP                                                     Ohio

 40.     DDR Continental Inc.                                                   Ohio

 41.     Hendon/DDRC/BP, LLC                                                    Delaware